Exhibit (8)(A18)

PARTICIPATION AGREEMENT

Among

PGIM INVESTMENTS LLC,

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC,

PRUDENTIAL MUTUAL FUND SERVICES, LLC

and

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

THIS AGREEMENT, made and entered into as of this                  day of                 , 2020 by and among Teachers Insurance and Annuity Association of America (hereinafter, the “Company”), a New York insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”), PGIM Investments LLC(hereinafter the “Adviser”), and Prudential Investment Management Services, LLC (hereinafter the “Underwriter”), a Delaware limited liability company, and solely for the limited purposes in Section 1.4, 1.8 and Schedule C hereof, Prudential Mutual Fund Services LLC (“Transfer Agent”), a New York limited liability company having its principal office and place of business at Prudential Tower, 655 Broad Street, 17th Floor, Newark, New Jersey 07102.

WHEREAS, the Company has issued or will issue certain individual and group annuity contracts designed to fund tax qualified pension plans under Internal Revenue Code Sections 401(a), 403(a), 403(b), 414(d) and 457, or certificates thereunder, set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Contracts”); and

WHEREAS, the Account is duly established and maintained as a segregated asset account under the insurance laws of the state of New York, established by resolution of the Board of Trustees of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 Act (“1940 Act”) or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public on behalf of the Account to fund the Contracts (“Unaffiliated Retail Funds”);

WHEREAS, the Underwriter knows of no reason why shares of one or more shares of PGIM Retail Funds Class R6 managed by the Adviser may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

Exhibit (8)(A18)

WHEREAS, the Adviser is duly registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Underwriter is registered as a broker dealer with SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations and the 1940 Act, the Company intends to purchase shares in the Fund listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement of the parties (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Adviser, and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1 The Underwriter agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios. “Business Day” shall mean any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which the Designated Portfolios calculates its net asset value pursuant to the rules of the SEC as described in the then-current registration statement of the Fund on Form N-1A.

1.2 All orders accepted by the Company shall be subject to the terms of the then current registration statement of the Fund. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary or appropriate in the best interests of the shareholders of such Designated Portfolio. The Company acknowledges that orders for Designated Portfolio shares accepted by it in violation of the stated policies of the Fund as set forth in the Fund’s then-current prospectus may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for any reason.

1.3 Redemption of Fund shares, on the Company’s request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current registration statement.

Exhibit (8)(A18)

1.4 Subject to the terms and conditions in this Agreement, the Transfer Agent as transfer agent of the Fund hereby appoints the Company as an agent of the Transfer Agent for the limited purpose of receipt of purchase and redemption orders on behalf of the Account for shares of those Designated Portfolios made available hereunder, and receipt by such agent shall constitute receipt by Transfer Agent as transfer agent of the Fund; provided that the Company receives the order before the close of the New York Stock Exchange (e.g., generally by 4:00 p.m. Eastern time) on each Business Day and the Transfer Agent receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day.

1.5 The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such registration statement .

1.6 The Company shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1.4 and 1.5 hereof. Payment shall be in federal funds transmitted by wire by 3:00 p.m. Eastern time). If payment in federal funds for any purchase is not received or is received by the Fund after 3:00 p.m. Eastern time on such Business Day, the Company shall promptly, upon request on behalf of the Fund, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person by 3:00 p.m. Eastern time on the next Business Day after an order to redeem a Designated Portfolio’s shares is made in accordance with the provision of Section 1.4 and 1.5 hereof (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with this Section 1.8). Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

1.7 Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in a manner consistent with the Fund’s transfer agent’s standard practices and policies.

1.8 The Transfer Agent shall furnish same day notice (by electronic, wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios’ shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Fund at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Transfer Agent shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Fund’s net asset value per share for each Designated Portfolio available to the Company is publicly disclosed on each Business Day. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) , the Adviser shall follow the Fund’s NAV error policy as approved by the Board of Directors.

Exhibit (8)(A18)

1.10 If transactions in shares of the Designated Portfolios are settled through the National Securities Clearing Corporation (“NSCC”) Fund/SERV system, the following provisions shall apply:

(1) The Underwriter and the Company each represent that it or one of its affiliates, or in the case of the Company its custodian, has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system, which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares and executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system (“Networking System”).

(2) The Underwriter and the Company or their designees will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the Underwriter and the Company or their designees each will use its best efforts to (i) perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized; and (ii) ensure that any information transmitted through the Networking System by it to the other party and pursuant to this Agreement is accurate, complete, and in the format prescribed by the NSCC. The Underwriter and the Company or their designees will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the Networking System and to limit the access to, and the inputting of data into, Networking System to persons specifically authorized by such party.

(3) For each Fund/SERV transaction, including transactions establishing accounts with the Fund or its affiliates, the Company or its designee shall provide the Underwriter and its affiliates with all information reasonably necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company or its designee shall maintain documents required by the Underwriter to effect Fund/SERV transactions.

(4) Based on Contract owner instructions and other authorized account transactions received by the Company prior to the close of the New York Stock Exchange on each Business Day (T), the Company or its designee shall transmit to the Underwriter via the Networking System by the time of receipt of Cycle 11 from the NSCC on the following Business Day, (T+1), a file containing the order, in dollars or shares, by each Account for shares of each Designated Portfolio for the preceding Business Day.

(5) Settlement for all orders effected pursuant to the Agreement will occur on a (T+1) basis, in same day funds, through the Networking System, unless an order is submitted manually. All orders submitted prior to Cycle 11 via the Networking System shall receive prices from the trade date (T).

Exhibit (8)(A18)

If, on any Business Day, (i) a party to this Agreement chooses not to use the Networking System for a particular transaction, or (ii) there are technical problems with the Networking System that render it impracticable for a party to transmit or receive information through the Networking System, the party who determines not to use the Networking System will notify the other party of such determination as early as possible. In such event, the procedures set forth in Article I of this Agreement shall apply.

If federal funds are not received on the day the Underwriter is notified of the purchase request for shares of the Designated Portfolio, then such funds will be invested, and the shares of the Designated Portfolio purchased thereby will be issued at the net asset value next determined after the Fund receives such payment.

The Fund or its affiliates shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to Contract owners; the Company alone shall be responsible for such action.

To the extent not inconsistent with this Section 1.10 or the NSCC’s Rules and Procedures, the provisions of Article I of this Agreement shall apply to transactions processed through the NSCC.

1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies (subject to Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

1.12 Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms of the Rule 22c-2 Shareholder Information Agreement included in the attached Schedule B as of the effective date of this Agreement.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the New York insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or as required by applicable law. Company further represents and warrants that Company, or its designee, is either duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or is exempt from having to so register in order to accept purchase and redemption orders on behalf of the Account as an agent of Transfer Agent pursuant to Section 1.4 hereof and shall comply with the 1940 Act when accepting all such orders.

Exhibit (8)(A18)

2.2 The Adviser represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent required by applicable law.

2.3 To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4 The Adviser and Distributor makes no representation as to whether any aspect of the Fund’s operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the state of Maryland, Massachusetts or Delaware, as applicable, and that it does and will comply in all material respects with the 1940 Act and any regulations thereunder.

2.6 The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC and will remain duly registered under all applicable federal and state securities laws. The Underwriter further represents and warrants that it serves as principal underwriter/distributor of the Fund and that it will sell and distribute the Fund shares in compliance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

2.7 The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.8 The Adviser represents and warrants that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any

Exhibit (8)(A18)

amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Adviser and the Underwriter in the event that such coverage no longer applies. The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

2.10 The Adviser represents that the investment manager, with respect to the Designated Portfolios listed in Schedule A of the Agreement that are available for investment by the investment accounts of TIAA Separate Account VA-3, has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the Commodity Futures Trading Commission (“CFTC”) rules promulgated thereunder, or is otherwise exempt from registration as a CPO, and therefore is not subject to regulation as a CPO. In addition, the Adviser represents that the investment manager to those Portfolios is relying on an exclusion from the definition of “commodity trading advisor” (“CTA”) under the CEA and the CFTC rules promulgated thereunder, or is otherwise exempt from registration as a CTA, and therefore is not subject to regulation as a CTA. To the extent that the investment manager to the Fund(s) becomes no longer eligible, or actively takes steps so that it will no longer be eligible, to claim or rely on an exclusion from the definition of a CPO or CTA, or an exemption from registration as a CPO or CTA, the Adviser shall use commercially reasonable efforts to promptly supplement the Fund’s registration statement and will provide an updated supplement via e-mail to Company and that shall serve as notice to the Company, of such change in, or plans to change, regulatory status.

The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Underwriter and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they may not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use best efforts to continue to meet such definitional requirements, and it will notify the Fund, the Underwriter and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.11 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

Exhibit (8)(A18)

2.12 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.13 The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund are treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures. “Valuation Time” shall mean the time as of which the Fund calculates net asset value for the shares of the Designated Portfolios on the relevant Business Day.

2.14. The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize any adverse impact on other Fund investors due to excessive trading. The Company agrees to provide the Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Market Timing Procedures. The parties agree to cooperate in light of any conflict between the Market Timing Procedures and actions taken or policies adopted by the Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

ARTICLE III. Prospectuses, Statements of Additional Information, and Proxy Statements; Voting

3.1 Underwriter at its expense will supply to Company the prospectus (including any supplements, stickers or amendments thereto) relating to each Fund, as filed with the SEC (“Prospectus”) in such quantity the Company shall reasonably require for distributing to Contract owners in the Fund.

3.2 If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Company shall inform the Underwriter and Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such SAI and any supplements thereto free of charge to the Company for itself, and for any owner of a Contract who requests such SAI. The Underwriter will provide the Company with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company’s expense, to prospective Contract owners. The Company shall send an SAI to any such Contract owner within 3 business days of the receipt of a request.

Exhibit (8)(A18)

3.3 The Underwriter shall provide at its expense copies of the Fund’s proxy material, reports to shareholders, and other communications to shareholders to the Company in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. The Company will distribute this proxy material, reports and other communications to existing Contract owners and any other materials in compliance with applicable legal requirements, except to the extent that Underwriter expressly undertakes to do so in writing.

3.4 The Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Designated Portfolio shares held in the Account in accordance with instructions received from Contract owners; and

(iii)

vote Designated Portfolio shares held in the Account for which no timely instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by Distributor on behalf of the Fund and agreed to by the Company and the Distributor on behalf of the Fund.

3.6. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Underwriter, the Adviser or the Designated Portfolios provided in writing by the Fund, the Underwriter or the Adviser, neither the Fund, the Underwriter nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

ARTICLE IV. Sales Material and Information

4.1 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, the Designated Portfolios, the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, , or in Sales Literature or Other Promotional Materials approved by the Fund or its designee, the Adviser or by the Underwriter, except with the permission of the Fund, Adviser or the Underwriter or their designee.

Exhibit (8)(A18)

4.2 The Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of Sales Literature or Other Promotional Materials in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.3. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in Sales Literature or Other Promotional Materials approved by the Company or its designee, except with the permission of the Company.

4.4 For purposes of this Article IV and VIII, the phrase “Sales Literature and Other Promotional Materials” includes, but is not limited to, any of the following that refer to the Fund, the Designated Portfolios, the Adviser, the Underwriter or any affiliate of any of them: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund constituting sales literature or advertising under the FINRA rules, the 1933 Act, the 1940 Act or state insurance law.

ARTICLE V. Fees and Expenses

5.1 The Fund, the Adviser and the Underwriter shall pay no fee or other compensation to the Company under this Agreement except to the extent permitted pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to a separate agreement if and in amounts agreed to by the Underwriter in writing. No such payments shall be made directly by the Fund.

5.2 The parties shall bear the expenses of printing the Fund’s prospectus, SAI and other documents and of distributing the Fund’s prospectus, SAI, proxy materials, and reports to Contract owners and prospective Contract owners as described in Section 3.1 through 3.3.

ARTICLE VI. Qualification

6.1 The Adviser represents that the Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and will notify Company at the same time and in the same manner as it does all shareholders of the Fund.

Exhibit (8)(A18)

6.2 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII. Indemnification

7.1 Indemnification By the Company

7.1(a). The Company agrees to indemnify and hold harmless the Adviser and the Underwriter and each of their respective officers, trustees and directors and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) (for purposes of this Section 7.1, collectively a “Loss”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus (which shall include an offering memorandum, if any), or SAI for the Contracts or contained in Sales Literature or Other Promotional Materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Underwriter or Fund for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or Sales Literature or Other Promotional Materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI, or Sales Literature or Other Promotional Materials of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund shares; or

Exhibit (8)(A18)

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or Sales Literature or Other Promotional Materials of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)

arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI (Qualification) of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, .

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b). The Company shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties, whichever is applicable.

7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Company and the Company is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	the Company and the Indemnified Party will have mutually agreed to the retention of such counsel; or

Exhibit (8)(A18)

(ii)

the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

7.1(d). The impacted Indemnified Party will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

For purposes of this Section 7.1, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Company to comply with the qualification requirements specified in Section 6.2 of Article VI, including, without limitation, all costs associated with correcting or responding to any such failure.

7.2 Indemnification by the Underwriter

7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, and liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) (for purposes of this Section 7.2, collectively a “Loss”) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts; and

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or Sales Literature or Other Promotional Materials of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in Sales Literature or Other Promotional Materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

Exhibit (8)(A18)

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or Sales Literature or Other Promotional Materials for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their authorization or control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or Sales Literature or Other Promotional Materials of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)

arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

For purposes of this Section 7.2, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Fund or any Designated Portfolio to comply with the qualification requirements specified in Section 6.1 of Article VI, including, without limitation, all costs associated with correcting or responding to any such failure.

7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Company or the Account, whichever is applicable.

Exhibit (8)(A18)

7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Underwriter and the Underwriter is damaged solely as a result of failure to give such notice. In case any such action is brought against any of the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense of such action. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	the Underwriter and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)

the named parties to any such proceeding (including any impleaded parties) include both the Underwriter and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Underwriter will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Underwriter agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

7.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII. Applicable Law

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the Delaware conflict of laws provisions.

8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

Exhibit (8)(A18)

ARTICLE IX. Termination

9.1 This Agreement shall continue in full force and effect until the first to occur of:

(a)

termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months’ advance written notice delivered to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)

termination by the Company by written notice to the Underwriter with respect to any Designated Portfolio based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

(c)

termination by the Company by written notice to the Underwriter in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment option of the Contracts issued or to be issued by the Company; or

(d)

termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)

termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)

termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

Exhibit (8)(A18)

(g)

termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.2 hereof; or if the Fund or Underwriter reasonably believes that such Contracts may fail to so qualify; or

(h)

termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)

termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j)

termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contract, provided that the Company has given at least 45 days prior written notice to the Fund of the date of substitution.

9.2 Notice Requirement. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

9.3 Effect of Termination. Notwithstanding any termination of this Agreement with respect to the availability of a Fund to new Contracts, the Underwriter shall, at the option of the Company, continue to make available additional shares of a Fund available pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) provided that such Fund remains in existence and has the ability to accept reallocation instructions and additional purchase payments under the Existing Contracts. Specifically, owners of the Existing Contracts will be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts to the extent permitted by the Fund. Notwithstanding the foregoing, if a Fund is merged, liquidated or closed to all new investors, this Agreement shall terminate with respect to such Fund including as to owners of Existing Contracts. For avoidance of doubt, if one Fund is no longer available, the Agreement will terminate as to that Fund only and the Agreement will remain in effect as to the remaining Fund(s).

The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter

Exhibit (8)(A18)

referred to as a “Legally Required Redemption”), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(c) of the 1940 Act or a no-action letter thereunder. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days’ notice of its intention to do so.

9.4 Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:

TIAA

8500 Andrew Carnegie Blvd

Charlotte, North Carolina 28262

Attention: Mike Kloss

If to Underwriter:

Prudential Investment Management Services LLC

655 Broad Street, 19th Floor

Newark, NJ 01702

Attention : Peter Boland, Vice President

If to Adviser:

PGIM Investments LLC

655 Broad Street, 17th Floor

Newark, NJ 07102

Attention : Chief Legal Officer

Exhibit (8)(A18)

ARTICLE XI. Miscellaneous

11.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

(a)

“Confidential Information” includes without limitation all information regarding the customers of the Company, the Fund, Underwriter or any of their subsidiaries, affiliates, or licensees, or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers, or any information derived therefrom. Notwithstanding the foregoing. Confidential Information of any party does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to the public not as a result of a disclosure by the receiving party, (iii) is rightfully in the possession of the receiving party prior to disclosure by the disclosing party, (iv) is received by the receiving party in good faith and without restriction from a third party not under a confidentiality obligation to the disclosing party and having the right to make such disclosure, or (v) is independently developed by or for the receiving party without use or reference to the Confidential Information;

(b)

Neither the Company, Adviser or Underwriter may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, or Underwriter as set forth in this Agreement; and the Company and Underwriter agree to cause their employees, agents and representatives, or any other party to whom the Company or Underwriter may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose. The Company and the Underwriter agree to maintain in confidence the other’s Confidential Information and limit access to said Confidential Information within their own organization to only those persons who need to know such Confidential Information. Each party will treat the Confidential Information of the others with at least the same degree of care they use to protect their own proprietary information, but no less than reasonable care under the circumstances;

(c)

The Company and Underwriter agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such Confidential Information against any anticipated threats or hazards to the security and integrity of such measures implemented to ensure the security and confidentiality of such Confidential Information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm to any of the customers of the Company or any of its subsidiaries, affiliates or licensees or substantial harm to the Company, or to Underwriter; the Company, the Fund, and Underwriter further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 11.1.

Exhibit (8)(A18)

(d)

In the event the receiving party is required to disclose another party’s Confidential Information pursuant to a judicial or governmental order, if permitted by such judicial or governmental order or applicable law such receiving party will promptly notify the disclosing party in writing in sufficient time to allow intervention in response to such an order and provide the disclosing party with copies of any related information so that it may take appropriate action to protect the Confidential Information.

(e)

No receiving party shall acquire any rights in or to the Confidential Information of another party, except the limited right to use the Confidential Information solely for the purposes set forth in this Agreement or as agreed upon in writing by the parties.

(f)

Each party hereto respectively agrees to be responsible for compliance with the terms of this Section 11.1 and acknowledges that a breach of any of the terms in this Section 11.1 by any of their employees, agents, affiliates or others acting on their behalf will be deemed a breach. Each party hereto shall notify the other party upon discovery of any unauthorized use or disclosure of such party’s Confidential Information or any other breach of this Section 11.1 and will cooperate in every reasonable way to help the other regain possession of its Confidential Information and prevent its further unauthorized use. Each party hereto acknowledges that a party, because of the nature of its Confidential Information, would suffer irreparable harm in the event of a material breach of the provisions of this Section 11.1 in that monetary damages would be inadequate to compensate for such a breach, and that in the event of any material breach or threatened material breach by a party of any such provisions, the non-breaching party shall be entitled, in addition to such other legal or equitable remedies which might be available, to seek preliminary or temporary injunctive relief in any court of competent jurisdiction against the threatened material breach or continuation of any such material breach without showing or proving any actual damages sustained by it. If the non-breaching party prevails against the breaching party in any action brought to enjoin a material breach or threatened breach of this Section 11.1, it shall be entitled to reasonable attorney’s fees and costs in connection with such legal proceeding.

(g)	Each party hereto agrees that the terms of this Section 11.1 shall survive the termination or cancellation of this Agreement.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

Exhibit (8)(A18)

11.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Department of Financial Services with any information or reports in connection with services provided under this Agreement which it may request in order to ascertain whether the variable contract operations relating to the Contracts of the Company are being conducted in a manner consistent with New York variable annuity laws and regulations and any other applicable law or regulations.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.8 The schedules to this Agreement (each, a “Schedule,” collectively, the “Schedules”) form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Account or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

[The remainder of the page is intentionally blank. Signatures to follow.]

Exhibit (8)(A18)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By its authorized officer

By:

	Title:	Managing Director
Date:

UNDERWRITER:	PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC,

By its authorized officer

By:

Title:

Date:

ADVISER:	PGIM INVESTMENTS, LLC

By its authorized officer

By:

Title:

Date:

TRANSFER AGENT:	PRUDENTIAL INVESTMENT MANAGEMENT SERVICES, LLC

By its authorized officer

By:

Title:

Date:

SCHEDULE A

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded by Separate Account	Designated Portfolios
TIAA Separate Account VA-3 May 17, 2006	Access Annuities	PGIM RETAIL MUTUAL FUNDS – Class R6 only

SCHEDULE B

Rule 22c-2 Shareholder Information Agreement

THIS AGREEMENT is made as of the Effective Date (as defined below) by and between Prudential Investment Management Services LLC (“Distributor”) on behalf of the Prudential Investments® and Target families of mutual funds and such other funds for which it acts as distributor (the “Funds”) and the Company (“Intermediary”).

WHEREAS, Distributor is the distributor and principal underwriter for the Funds;

WHEREAS, Distributor has identified Intermediary as a Financial Intermediary (as defined below);

WHEREAS, Intermediary facilitates trading for shareholders investing in one or more of the Funds;

WHEREAS, pursuant to Rule 22c-2 under the Investment Company Act of 1940, as amended (“Rule 22c-2”), Distributor is required to enter into an agreement with Intermediary on behalf of the Funds under which Intermediary is required to provide the Funds, upon request, with certain shareholder and account information and to prohibit transactions that violate each Fund’s anti-market timing policies.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, Distributor and the Intermediary hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

1.1	The term “Effective Date” means the date the Agreement shall have been executed, or such other later compliance date mandated by Rule 22c-2.

1.2	The term “Fund” includes the fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in Rule 22c-2(b) under the Investment Company Act of 1940[1].

1.3

The term “Financial Intermediary” means (i) any broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; and (ii) in the case of a participant-directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan’s participant records.

1.4	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund by the Intermediary.

1.5

The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name, or, if the Intermediary is a retirement plan recordkeeper, means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

[1]

As defined in SEC Rule 22c-2(b), term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

1.6	The term “written” includes electronic writings and facsimile transmissions.

2.	Shareholder Information

2.1.

Agreement to Provide Information. Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

2.1.1.

Period Covered by Request. Requests must set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) calendar days of transaction information. The Fund will not request transaction information older than from the date of the request unless the Fund deems it necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of value of the outstanding shares issued by the Fund.    The Fund may request transaction information older than twelve (12) months from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Fund. The Company agrees to use best efforts to comply with a request for transaction information older than twelve (12) months from the date of the request.

2.1.2.

Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten (10) business days, after receipt of a request. If the requested information is not on the Intermediary’s books and records, Intermediary agrees to use reasonable efforts to: (i) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund Shares from such indirect intermediary.    In such instance, Intermediary agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in Rule 22c-2 under the Investment Company Act of 1940.

2.1.3.	Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

2.2

Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.2.1

Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.2.2	Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

2.2.3

Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

3. Effect of this Agreement. This Agreement, which is effective as of the Effective Date, supplements the Agreement, dated as of the Effective Date, between our firms. In the event of any conflict between this Agreement and the Agreement, this Agreement shall control.

SCHEDULE C

If a corrective action is necessary with respect to the net asset value of a Fund as a result of an error in the computation of the net asset value of its shares (“Price Error”), Transfer Agent will promptly notify Company of any material Price Error that requires the restatement or correction of a net asset value provided by the Transfer Agent for a particular day. The materiality of an incorrect price will be determined with reference to applicable SEC guidance and market standards. Transfer Agent may provide notice of such Price Error via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund’s other shareholders, the reason for the price change. Transfer Agent will also communicate to Company the amount and nature of any changes to Transfer Agent’s records with respect to an Account made in order to correct a Price Error. The Company shall adjust all Contract owners’ accounts effect by the Price Error and such loss incurred by those Contract owners owed additional shares shall be offset by the gain in Contract owners’ accounts who received excess shares. Upon receipt of reasonable documentation verifying such losses, Transfer Agent shall reimburse the Account with the appropriate number of additional shares. In the event of an overpayment to a Contract owner as a result of any error, Company will make a good faith attempt to the extent practicable and permitted by law to collect such overpayment on behalf of, and return such overpayment to, Underwriter, provided that Company is not responsible for any losses to the Fund resulting from such overpayments.

Compensating the Company for its Expenses. Transfer Agent shall promptly pay for systems and out of pocket costs (including preparing and mailing revised statements) up to $10,000 for each material Price Error occurrence; provided, the Company provides a full accounting of expenses and uses its best efforts to mitigate all expenses; and provided further, such cap shall be applied in the aggregate across all agreements between the Company and its affiliates.